As filed with the Securities and Exchange Commission on January 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	8200 (Primary Standard Industrial Classification Code Number)	52-1492296 (I.R.S. Employer Identification No.)

650 S. Exeter Street

Baltimore, Maryland 21202

(410) 843-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Zentz, Esq.

Senior Vice President, Secretary and General Counsel

Laureate Education, Inc.

650 S. Exeter Street

Baltimore, Maryland 21202

(410) 843-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert W. Smith, Jr., Esq. Michael J. Stein, Esq. DLA Piper LLP (US) 6225 Smith Avenue Baltimore, MD 21209 (410) 580-3000	Joseph H. Kaufman, Esq. David W. Azarkh, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-207243

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price per Share		Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A common stock, par value $0.004 per share	6,900,000	$14.00	(2)	$96,600,000	$11,196

(1)                                 Includes shares subject to the underwriters’ option to purchase additional shares.

(2)                                 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Laureate Education, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-207243), as amended, which was declared effective by the Commission on January 31, 2017.

Exhibit No.	Description
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers Auditores Independentes, São Paulo, Brazil
23.3	Consent of PricewaterhouseCoopers Auditores Independentes, Porto Alegre, RS, Brazil
23.4	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1

Powers of Attorney (included on the signature page to the Registration Statement on Form S-1, as amended, filed by the Registrant on October 2, 2016 (File No. 333-207243) and incorporated by reference herein)

24.2

Power of Attorney for Tal Darmon (incorporated by reference to Exhibit 24.2 to the Registration Statement on Form S-1, as amended, filed by the Registrant with the Securities and Exchange Commision on January 10, 2017 (File No. 333-207243))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on January 31, 2017.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
	Name:	Eilif Serck-Hanssen
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 31, 2017.

SIGNATURE	TITLE	DATE

*	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2017
Douglas L. Becker

/s/ Eilif Serck Hanssen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 31, 2017
Eilif Serck-Hanssen

*	Senior Vice President, Chief Accounting Officer and Global Controller (Principal Accounting Officer)	January 31, 2017
Tal Darmon

*	Director	January 31, 2017
Brian F. Carroll

*	Director	January 31, 2017
Andrew B. Cohen

*	Director	January 31, 2017
Darren Friedmen

*	Director	January 31, 2017
John A. Miller

*	Director	January 31, 2017
George Muñoz

*	Director	January 31, 2017
Judith Rodin

*	Director	January 31, 2017
Jonathan D. Smidt

*	Director	January 31, 2017
Ian K. Snow

	*	Director	January 31, 2017
Steven M. Taslitz

	*	Director	January 31, 2017
Quentin Van Doosselaere

	*	Director	January 31, 2017
Robert B. Zoellick

*By:	/s/ Eilif Serck Hanssen
Eilif Serck-Hanssen